Exhibit 99.1

FOR IMMEDIATE RELEASE
MRV ACHIEVES STRONG REVENUE GROWTH AND PROFITABILITY IN THIRD QUARTER OF 2006
Revenue Increases 36% Year-over-Year — Strong Demand for Network Equipment and Optical
Components
CHATSWORTH, CA – October 25, 2006 – MRV COMMUNICATIONS, INC. (Nasdaq: MRVC), a leading provider of products and services for out-of-band networking, WDM and optical transport, optical Ethernet and optical components, today reported its results for the third quarter ended September 30, 2006. The Company’s GAAP results reflect the adoption of SFAS 123(R) regarding the expensing of non-cash share-based compensation in 2006.
Revenue for the third quarter of 2006 was above guidance at $89.6 million, an increase of 36% over revenue of $65.9 million in the third quarter of 2005. Revenue for the nine months ended September 30, 2006, was $253.8 million, an increase of 32% over revenue of $192.5 million for the nine months ended September 30, 2005. GAAP net income for the third quarter of 2006 was $0.2 million, or $0.00 per share, an improvement of $3.4 million when compared to a GAAP net loss of $3.1 million, or $(0.03) per share, for the third quarter of 2005. Non-GAAP net income for the third quarter of 2006, which excludes non-cash share-based compensation, was $1.1 million, or $0.01 per share, as compared with a non-GAAP net loss of $3.1 million, or $(0.03) per share, for the third quarter of 2005.
“We are very pleased with our third quarter performance as we reported revenue above guidance and were able to reach profitability one quarter earlier than expected,” commented Noam Lotan, President & CEO of MRV. “We are clearly executing on the goals we set out last year to grow our business by expanding our optical systems and Metro Ethernet business and fully capitalizing on FTTP deployments and these factors were instrumental in our ability to reach profitability earlier than originally expected.”
“Our optical component business had another solid quarter with sales up 86% year-over-year, posting improved gross margin of 21% and profitability,” continued Mr. Lotan. “We saw continued demand for our Integrated Triplexer being used in Verizon’s FTTH roll out and our DWDM transceivers being used by major OEMs. In addition, our backlog for GPON transceivers continued to grow and we feel we are in a great position to capitalize on future GPON deployments that are expected to increase significantly in 2007. Another key factor in our third quarter performance was 23% sequential growth in our internally developed network equipment sales which were strengthened by a large order from a tier one carrier in Japan and also continued solid demand in North America. In Europe our network integration businesses posted another solid quarter driven by strength from our operations in Italy.”

Exhibit 99.1-1

Kevin Rubin, Chief Financial Officer of MRV, commented, “We were pleased with our ability to keep our third quarter operating expenses flat sequentially as we continued to work hard to control costs, which helped lead to profitability from both of our business units. Looking ahead, we believe our business trends remain positive and we are on track to remain profitable in the fourth quarter.”
Operational Highlights
•	The Company’s network equipment (internally developed) grew over 23% sequentially and benefited from a large optical transport equipment sale to a tier one carrier in Japan.

•	The Company’s optical components business, LuminentOIC, posted 86% year-over-year revenue growth and a 250 bps sequential improvement in gross margin to 21%. Demand was primarily driven by sales of fiber-optic components such as the DWDM transceiver product line being used by major OEMs and its ONT Triplexer Transceiver. LuminentOIC also saw good demand for its next generation GPON ONT Triplexer solution.

•	The Company’s network integration business in Europe enjoyed another strong quarter with a 23% year-over-year increase in revenue.
Product Highlights
•	Today, the Company announced the industry’s first multi-rate 120km DWDM XFP optical transceiver for metro and long haul applications. The transceiver addresses the growing need for 10G DWDM interfaces to go further in a cost effective manner. The XFP is currently sampling, and will have general availability in Q1 of 2007.

•	In October, the Company announced a new compact carrier-class Metro Ethernet demarcation series. The OptiSwitch® OS 900 series is designed to deliver managed Fast Ethernet and Gigabit Ethernet services in carriers’ access networks.

•	Also in October, the Company announced the 5250 Power Control Series family of power control devices, which provides power management for intelligent power distribution in data centers, including 3 phase power.

•	In September, the Company announced that its LambdaDriver® LD1600 and LD800 wave division multiplexers (“WDM”) had achieved Network Equipment Building Standard (“NEBS”) Level 3 certification, the leading product safety and reliability standard for telecommunications equipment.

•	Also in September, the Company announced a partnership with Spirent Communications to incorporate MRV’s Media Cross Connect and LX 4000T console server into the Spirent Test Automation Lab.
Fourth Quarter 2006 Outlook
MRV currently estimates that revenues for the fourth quarter of 2006 will be in the range of $95 million to $99 million. Net income per share is currently forecasted to be approximately $0.01 per share on a non-GAAP basis, which excludes the effect of SFAS No. 123(R) share-based compensation expense (which is forecasted to be approximately $0.01 per share). On a GAAP basis, net income per share is currently forecasted to be approximately break-even per share.

Exhibit 99.1-2

Other Information
MRV will host a conference call to discuss its third quarter of 2006 financial results today at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time). For parties in the United States and Canada, call 800-257-3401 to access the conference call. International parties can access the call at 303-262-2125. A financial presentation designed to guide participants through the call will also be available. MRV will offer its live audio broadcast of the conference call, along with the financial presentation, on the MRV Investor website at http://ir.mrv.com. For replay information, please visit the MRV Investor website at http://ir.mrv.com.
Non-GAAP Financial Measures
MRV provides all financial information required in accordance with accounting principles generally accepted in the United States (“GAAP”). In the first quarter of 2006, MRV adopted Financial Accounting Standards Board Statement No. 123(R), which requires companies to recognize the compensation cost associated with share-based payments in their financial statements. As a result, the financial statements for the three and nine months ended September 30, 2006 include the new share-based compensation expense of $862,000 and $2.5 million, respectively; however, comparable prior year periods are not required to be restated. Therefore, to supplement MRV’s financial statements presented in accordance with GAAP, MRV has provided non-GAAP financial information, which is adjusted to exclude all share-based compensation expense. In addition to excluding all share-based compensation expense, impairments of purchased intangible assets have also been excluded. MRV believes that the presentation of non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to its financial condition and results of operations. MRV management uses the non-GAAP measures, in addition to the corresponding GAAP measures, in reviewing the financial results of its business.
About MRV Communications, Inc.
MRV Communications, Inc. (“MRV”) is a leading provider of network equipment and services and optical components. MRV’s networking business provides equipment used by commercial customers, governments and telecommunications service providers, and includes switches, routers, physical layer products and out-of-band management products as well as specialized networking products for aerospace, defense and other applications including voice and cellular communication. MRV’s optical components business provides optical communications components for metropolitan, access and Fiber-to-the-Premises applications, through its wholly owned subsidiary LuminentOIC, Inc. MRV markets and sells its products worldwide through a variety of channels, including a dedicated direct sales force, manufacturers’ representatives, value-added-resellers, distributors and systems integrators. MRV also has operations in Europe that provide network system design, integration and distribution services that include products manufactured by third-party vendors, as well as internally developed and manufactured products. Publicly traded since 1992, MRV is listed on the NASDAQ National Market under the symbol MRVC. For more information about MRV and its products, please call (818) 773-0900 or visit our websites at www.mrv.com and www.luminentoic.com.
Forward-Looking Statements
Statements in this release that are “forward-looking statements” are based on current expectations and assumptions that are subject to risks and uncertainties. For example, our statements regarding our

Exhibit 99.1-3

expected revenues and net income for the fourth quarter of 2006 that ends on December 31, 2006 are forward-looking statements as is the statement regarding our belief that we are on track to maintain sustainable profitability at the end of 2006. Actual results could differ materially because of the following factors, among others, which may cause revenues and income (loss) to fall short of anticipated levels: vigorous competition relating to our entry into new markets or from our existing markets, market acceptance of new products, continued acceptance of existing products and continued success in selling the products of other companies, product price discounts, the timing and amount of significant orders from customers, delays in product development and related product release schedules; obsolete inventory or product returns; warranty and other claims on products; technological shifts; the availability of competitive products at prices below MRV’s prices; the continued ability to protect MRV’s intellectual property rights; changes in product mix; maturing product life cycles; product sale terms and conditions; currency fluctuations; implementation of operating cost structures that align with revenue growth; the financial condition of MRV’s customers and vendors; adverse results in litigation; the impact of legislative actions, higher insurance costs; potential new accounting pronouncements; the effects of terrorist activity and armed conflict such as disruptions in general economic activity and changes in MRV’s operations and security arrangements; the effects of travel restrictions and quarantines associated with major health problems, such as the Severe Acute Respiratory Syndrome, on general economic activity; and continued softness in corporate information technology spending or other changes in general economic conditions that affect demand for MRV’s products.
For further information regarding risks and uncertainties associated with MRV’s business, please refer to the “Management’s Discussion and Analysis of Results of Operations and Financial Condition” and “Risk Factors” sections of MRV’s SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting MRV’s investor relations department or at MRV’s investor relations website at http://ir.mrv.com.
All information in this release is as of October 25, 2006. MRV undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in MRV’s expectations.

Investor Relations	The Blueshirt Group for MRV
MRV Communications, Inc.	Chris Danne, Rakesh Mehta
Investor Relations	(415) 217-7722
(818) 886-MRVC (6782)	chris@blueshirtgroup.com
ir@mrv.com	rakesh@blueshirtgroup.com

Exhibit 99.1-4

MRV Communications, Inc.
Statements of Operations
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	Sept. 30,	Sept. 30,	Sept. 30,	Sept. 30,
	2006	2005	2006	2005
		(Unaudited)
Revenue	$89,616	$65,875	$253,843	$192,529
Cost of goods sold	60,962	46,157	172,621	129,414

Gross profit	28,654	19,718	81,222	63,115
Gross margin	32%	30%	32%	33%

Operating costs and expenses:
Product development and engineering	7,331	6,133	20,983	18,951
Selling, general and administrative	20,991	15,762	63,602	52,342
Goodwill impairment	—	—	52	—

Total operating costs and expenses	28,322	21,895	84,637	71,293

Operating income (loss)	332	(2,177)	(3,415)	(8,178)

Interest expense	(819)	(767)	(2,608)	(3,268)
Other income, net	1,646	1,117	3,312	1,833

Income (loss) before taxes	1,159	(1,827)	(2,711)	(9,613)
Provision for taxes	943	1,317	3,397	4,111

Net income (loss) (1)	$216	$(3,144)	$(6,108)	$(13,724)

Net Income (loss) per share:
Basic	$0.00	$(0.03)	$(0.05)	$(0.13)
Diluted	$0.00	$(0.03)	$(0.05)	$(0.13)
Weighted average number of shares:
Basic	125,202	104,437	119,394	104,312

Diluted	126,365	104,437	119,394	104,312

(1)	Net income (loss) for the three and nine months ended September 30, 2006 included share-based compensation expense related to employee stock options of $862,000 and $2.5 million, respectively, under SFAS 123(R). Net loss for nine months ended September 30, 2005 included share-based compensation expense under SFAS 123 of $162,000. There was no share-based compensation expense for the three months ended September 30, 2005.

Exhibit 99.1-5

MRV Communications, Inc.
Non-GAAP Statements of Operations
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	Sept. 30,	Sept. 30,	Sept. 30,	Sept. 30,
	2006	2005	2006	2005
		(Unaudited)
Revenue	$89,616	$65,875	$253,843	$192,529
Cost of goods sold	60,879	46,157	172,390	129,414

Gross profit	28,737	19,718	81,453	63,115
Gross margin	32%	30%	32%	33%

Operating costs and expenses:
Product development and engineering	7,141	6,133	20,404	18,951
Selling, general and administrative	20,402	15,762	61,936	52,180

Total operating costs and expenses	27,543	21,895	82,340	71,131

Operating income (loss)	1,194	(2,177)	(887)	(8,016)

Interest expense	(819)	(767)	(2,608)	(3,268)
Other income, net	1,646	1,117	3,312	1,833

Income (loss) before taxes	2,021	(1,827)	(183)	(9,451)
Provision for taxes	943	1,317	3,397	4,111

Net income (loss)	$1,078	$(3,144)	$(3,580)	$(13,562)

Net Income (loss) per share:
Basic	$0.01	$(0.03)	$(0.03)	$(0.13)
Diluted	$0.01	$(0.03)	$(0.03)	$(0.13)
Weighted average number of shares:
Basic	125,202	104,437	119,394	104,312

Diluted	126,365	104,437	119,394	104,312

Exhibit 99.1-6

MRV Communications, Inc.
Reconciliation of GAAP to Non-GAAP Net Loss
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	Sept. 30,	Sept. 30,	Sept. 30,	Sept. 30,
	2006	2005	2006	2005
		(Unaudited)
GAAP net income (loss)	$216	$(3,144)	$(6,108)	$(13,724)
Share-based compensation expense (SFAS 123(R) expense) included in Cost of goods sold	83	—	231	—
Share-based compensation expense (SFAS 123(R) expense) included in Product development and engineering	190	—	579	—
Share-based compensation expense (SFAS 123(R) expense) included in Selling, general and administrative	589	—	1,666	162 (1)
Goodwill impairment	—	—	52	—

Non-GAAP net income (loss)	$1,078	$(3,144)	$(3,580)	$(13,562)

Net Income (loss) per share:
GAAP income (loss) per share — basic and diluted	$0.00	$(0.03)	$(0.05)	$(0.13)
Non-GAAP income (loss) per share — basic and diluted	$0.01	$(0.03)	$(0.03)	$(0.13)
Weighted average number of shares:
Basic	125,202	104,437	119,394	104,312

Diluted	126,365	104,437	119,394	104,312

(1)	Net loss for the nine months ended September 30, 2005 included share-based compensation expense under SFAS 123.

Exhibit 99.1-7

MRV Communications, Inc.
Balance Sheets
(In thousands)

	September 30,	December 31,
	2006	2005
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$81,177	$67,984
Short-term marketable securities	34,809	—
Time deposits	773	1,475
Accounts receivable, net	87,513	92,466
Inventories	70,399	42,216
Deferred income taxes	873	873
Other current assets	11,374	7,828
Total current assets	286,918	212,842
Property and equipment, net	14,042	14,065
Goodwill	35,251	33,656
Deferred income taxes	136	136
Other assets	4,605	4,478

	$340,952	$265,177

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term obligations	$23,352	$30,378
Accounts payable	52,796	45,372
Accrued liabilities	29,993	29,272
Deferred revenue	6,974	6,076
Other current liabilities	3,651	2,230

Total current liabilities	116,766	113,328
Convertible notes	23,000	23,000
Other long-term liabilities	7,029	6,694
Minority interest	5,192	5,151
Commitments and contingencies
Stockholders’ equity	188,965	117,004

	$340,952	$265,177

Exhibit 99.1-8